                                                                 EXHIBIT 4(m)

                    SIXTH AMENDMENT TO CREDIT AGREEMENT
                    -----------------------------------

            THIS SIXTH AMENDMENT TO CREDIT AGREEMENT ("SIXTH AMENDMENT") is executed as of the 4th day of May, 1995, by K-V PHARMACEUTICAL COMPANY, a Delaware corporation (the "COMPANY") and BANK ONE, INDIANAPOLIS, NATIONAL ASSOCIATION (the "BANK").

                                 Recitals
                                 --------

            1. The Company and the Bank are parties to a Credit Agreement, dated September 30, 1993, as amended by a First Amendment to Credit Agreement, dated June 28, 1994, as further amended by a Second Amendment to Credit Agreement, dated as of November 1, 1994, as further amended by a Third Amendment to Credit Agreement, dated as of November 14, 1994 (the "Third Amendment"), as further amended by a Fourth Amendment to Credit Agreement, dated as of February 10, 1995 (the "Fourth Amendment"), and as further amended by a Fifth Amendment to Credit Agreement, dated as of April 21, 1995 (the "Fifth Amendment"), all executed by the Company and the Bank (collectively, as so amended, the "Original Agreement").

            2. As of May 8, 1995, the outstanding balance of the Revolving Loan will be $9,059,220.60, consisting of an outstanding principal balance of $8,925,000.00 and $134,220.60 in accrued, unpaid interest, fees and expenses.

            3. The Company intends to pay in full the Revolving Loan and to cause the Standby Letter of Credit to be surrendered, terminated and returned to the Bank without any draft thereon having been made. The Company has requested the Bank, in accordance with and subject to the terms of this Sixth Amendment, to agree to (a) amend certain of the terms of the Original Agreement to provide for the termination of the Revolving Loan and the Standby Letter of Credit, (b) amend certain terms and provisions of the Original Agreement relating to the Revolving Loan, the Standby Letter of Credit and the Direct-Pay Letter of Credit, and (c) provide for the collateralization of the Direct-Pay Letter of Credit, all as set forth herein.

                                Agreement
                                ---------

            NOW, THEREFORE, in consideration of the premises and their mutual covenants herein, the Company and the Bank agree as follows:

            1.    TERMS.  All terms used in this Sixth Amendment, including
                  -----
its Recitals, which are defined in the Original Agreement, as amended by this Sixth Amendment, and which are not otherwise defined herein, shall have the respective meanings ascribed to them in the Original Agreement, as amended by this Sixth Amendment.

            2.    AMENDMENTS TO ORIGINAL AGREEMENT.
                  --------------------------------

            (a) Section 1 of the Original Agreement is hereby amended by adding thereto new subsections 1.lll, 1.mmm and 1.nnn., reading as follows:

                  "lll. Sixth Amendment.  'Sixth Amendment' means that
                        ---------------
                        agreement entitled 'Sixth Amendment to Credit Agreement' between the Company and the Bank, dated as of May 4, 1995.

                  mmm.  Bank of America Letter of Credit.  'Bank of America
                        --------------------------------
                        Letter of Credit' has the meaning ascribed to such term in the Sixth Amendment.

                  nnn.  Direct-Pay Letter of Credit Obligations.
                        ---------------------------------------
                        'Direct-Pay Letter of Credit Obligations' means all of the obligations, liabilities and indebtedness of the Company, now existing or hereafter arising, to reimburse and pay the Bank in full for all amounts advanced or otherwise paid by the Bank on account of, under or pursuant to any draft or drafts or other demand for payment presented or made against the Direct-Pay Letter of Credit ("DIRECT-PAY LETTER OF CREDIT ADVANCES") and to pay all other amounts, interest, costs, fees and other expenses, including reasonable attorneys' fees, now or hereafter owed by the Company to the Bank under the terms of Section 3 or Section 15 of the Agreement by virtue of any such Direct-Pay Letter of Credit Advances not being paid to the Bank by the Company when due ("FEES")."

                  Subsections z. and aa. of Section 1 of the Original Agreement are each hereby amended in their entireties, as follows:

                  "z.   Guaranty Agreement I.  "Guaranty Agreement I" means
                        --------------------
                  the guaranty executed and delivered to the Bank by Particle Dynamics, Inc. pursuant to subsection 6.d. of the Original Agreement prior to its amendment by the Sixth Amendment.

                  aa.   Guaranty Agreement II.  "Guaranty Agreement II"
                        ---------------------
                  means the guaranty executed and delivered to the Bank by ETHEX Corporation pursuant to subsection 6.d. of the Original Agreement prior to its amendment by the Sixth Amendment."

            (b) Effective as of the Effective Date (as such term is defined in Paragraph 6 of this Sixth Amendment), subsection 2.e. of the Original Agreement is hereby deleted in its entirety.

            (c) Effective as of the Effective Date (as such term is defined in Paragraph 6 of this Sixth Amendment), subsection 3.a. of the Original Agreement is hereby amended by adding at the end of subsection a. of Section 3 the following text:

                  "Notwithstanding anything to the contrary in this Agreement, upon honoring a draft on the Direct-Pay Letter of Credit, the Bank shall, prior to seeking direct payment from the Company for the amount of such honored draft and all other fees payable to the Bank pursuant to and as provided in this
                  Section 3, first seek payment of all such amounts by drawing on the Bank of America Letter of Credit."

            (d) Effective as of the Effective Date (as such term is defined in Paragraph 6 of this Sixth Amendment), Section 4 of the Original Agreement is hereby amended by adding the following new paragraph at the end of Section 4:

                        "Notwithstanding anything to the contrary in this
                  Agreement, the Bank and the Company agree and acknowledge that concurrently with the execution of the Sixth Amendment, the Standby Letter of Credit was surrendered to the Bank for cancellation without any draft thereon having been made, the Standby Letter of Credit was thereupon cancelled, and the Bank shall have no further liability or obligation thereunder or to issue any replacement thereof."

            (e) Effective as of the Effective Date (as such term is defined in Paragraph 6 of this Sixth Amendment), subsection f. of
                  Section 5 of the Original Agreement is hereby deleted in its entirety.

            (f) Effective as of the Effective Date (as such term is defined in Paragraph 6 of this Sixth Amendment), Section 6 of the Original Agreement is hereby amended and restated in its entirety as follows:

                  "Section 6. COLLATERAL FOR THE OBLIGATIONS. The Obligations will be secured by: (a) the unsecured unconditional guaranty of prompt payment of Particle Dynamics, Inc.; (b) the unsecured unconditional guaranty of prompt payment of ETHEX Corporation; and (c) the Bank of America Letter of Credit."

            (g) Effective as of the Effective Date (as such term is defined in Paragraph 6 of this Sixth Amendment), each of subsections d., g., h. and j. of Section 7 of the Original Agreement is hereby deleted in its entirety.

            (h) Effective as of the Effective Date (as such term is defined in Paragraph 6 of this Sixth Amendment), each of subsections a., b., c., d., e., f., j. and k. of Section 8 of the Original Agreement is hereby deleted in its entirety.

            (i) Effective as of the Effective Date (as such term is defined in Paragraph 6 of this Sixth Amendment), subsection a. of
                  Section 10 of the Original Agreement is hereby amended and restated in its entirety, as follows:

                  "a.   Nonpayment of Obligations.  Failure to pay when due
                        -------------------------
                  any of the Direct-Pay Letter of Credit Obligations."

                  Effective as of the Effective Date (as such term is defined in Paragraph 6 of this Sixth Amendment), subsections c., d., and g. of Section 10 of the Original Agreement shall be deleted in their entirety.

            3.    WARRANTIES AND REPRESENTATIONS.  The Company warrants
                  ------------------------------
and represents to the Bank that (a) the Recitals to the Sixth Amendment are true and accurate, including without limitation, the outstanding balance of the Existing Revolving Loan as of the date of this Sixth Amendment, and
(b) all of the Obligations are enforceable in accordance with their respective terms and the Company does not have any claim, counterclaim, defense or set-off against the Bank or any of the Obligations.

            4.    BANK OF AMERICA LETTER OF CREDIT.  Concurrently with
                  --------------------------------
or prior to the execution of this Sixth Amendment, the Company shall cause Bank of America National Trust and Savings to issue to the Bank as beneficiary an irrevocable letter of credit in form and substance the same as attached hereto as EXHIBIT A (as the same may be amended, modified, extended and/or
          ---------
restated from time to time and at any time, the "BANK OF AMERICA LETTER OF CREDIT") in an amount equal to Three Million Two Hundred Ninety Thousand Dollars ($3,290,000.00) as collateral for, and to reimburse and pay the Bank in full for, all Direct-Pay Letter of Credit Obligations. The expiry date of the Direct-Pay Letter of Credit is November 5, 1995, and the Company and the Bank each agree that such expiry date shall not be further extended. The Bank of America Letter of Credit shall expire on a date certain which is not prior to November 20, 1995. Provided that the Direct-Pay Letter of Credit expires by its own terms or is earlier surrendered and terminated without any draft having been presented thereon after the execution of this Sixth Amendment, the Bank shall take such action as the issuer reasonably may request to terminate and cancel the Bank of America Letter of Credit within three (3) Banking Days after the expiry date or such earlier surrender and termination of the Direct-Pay Letter of Credit. In the event of the occurrence of an Event of Default (as such term is defined in the Original Agreement, as amended by this Sixth Amendment) or in the event the Bank honors a draft on the Direct-Pay Letter of Credit presented thereon prior to its expiration and at any time after execution of this Sixth Amendment, the Bank shall draft on the Bank of America Letter of Credit at any time prior to its stated expiry date for the full amount of the Direct-Pay Letter of Credit Obligations then payable to the Bank and the Bank shall not be obligated to terminate and cancel the Bank of America Letter of Credit until no further Direct-Pay Letter of Credit Obligations may arise. If at any time after execution of this Sixth Amendment, the Standard & Poors' public debt rating of Bank of America National Trust and Savings is below an "A" rating (the "Minimum Rating Requirement"), the Bank shall be entitled to request the Company in writing ("Request") to replace the Bank of America Letter of Credit with an irrevocable letter of credit in form and substance the same as the Bank of America Letter of Credit issued and delivered to the Bank as beneficiary by a financial institution reasonably acceptable to the Bank and meeting the Minimum Rating Requirement ("Replacement Letter of Credit") and such Replacement Letter of Credit shall be deemed to be the "Bank of America Letter of Credit" for the purposes of the Original Agreement, as amended by this Sixth Amendment, and for the purposes of this Sixth Amendment. Failure by the Company to cause the Replacement Letter of Credit to be issued in accordance with the terms of this Paragraph 4 within thirty (30) days after the date of the Bank's Request shall be deemed to be an Event of Default under the Original Agreement and for the purposes of this Paragraph 4.

            5.    PAYMENT OF REVOLVING LOAN/RELEASE OF COLLATERAL.
                  -----------------------------------------------
The Bank and the Company acknowledge and agree that pursuant to this Sixth Amendment the Company will pay in full the entire outstanding balance of the Revolving Loan and the Company has requested the Bank to terminate the Revolving Loan on the Effective Date. Accordingly, notwithstanding anything to the contrary in the Original Agreement, the Revolving Loan is terminated as of the Effective Date and, as of the Effective Date, the Bank shall have no further obligation to make, and the Company shall no longer be entitled to receive, Advances under the Revolving Loan. To the knowledge of the Bank, as of the date of this Sixth Amendment, all Obligations arising under, pursuant to or in connection with the Agreement have been paid in full other than: (a) the Obligations of the Company which are to be paid pursuant to subparagraphs
C. and F. of Paragraph 6 of this Sixth Amendment and the Obligations which will be terminated upon surrender of the Standby Letter of Credit, as provided in subparagraph H. of Paragraph 6 of this Sixth Amendment; and (b) Direct-Pay Letter of Credit Obligations which may become owing hereafter by the Company. To the knowledge of the Bank, as of the date of this Sixth Amendment, all outstanding, unpaid Obligations which have not arisen under, pursuant to or in connection with the Agreement are fees, charges and debits arising in the ordinary course in connection with lockbox and deposit accounts of the Company or the Guarantors maintained with the Bank.

            Subject to the complete and timely performance of all of the closing conditions set forth in Paragraph 6 below, the Bank hereby agrees to release all collateral securing all or any part of the Obligations or the obligations of Guarantors under the Guaranty Agreements, other than the Guaranty Agreements and the Bank of America Letter of Credit, each of which shall continue to guaranty and secure, respectively, payment of the Direct-Pay Letter of Credit Obligations. Effective as of the Effective Date (as such term is defined in Paragraph 6 of this Sixth Amendment), the Bank as soon as practicable (and in all events within four Banking Days of the Effective Date) shall execute and deliver to Foothill Capital Corporation, a California corporation, all documents, instruments and agreements and take such other action necessary to release and terminate the security interests and liens of the Bank in and to assets of the Company or the Guarantors, or any of them, presently securing all or any part of the Obligations or the obligations of the Guarantors, or either of them, under the Guaranty Agreements, including without limitation, all stock of the Guarantors presently pledged to the Bank. Upon the Closing Conditions being timely and fully satisfied and performed, each of the Security Agreements, the Collateral Assignment and the Deed of Trust shall terminate and be of no further force and effect.

            6.    CLOSING DOCUMENTS AND PAYMENTS.  As conditions
                  ------------------------------
precedent to the effectiveness of this Sixth Amendment and the Bank's obligations hereunder, the Bank shall first receive on or before the close of business on May 8, 1995, each of items A through H below, duly executed, dated and in form and substance satisfactory to the Bank, as applicable (collectively, the Closing Conditions"). Provided that all of the Closing Conditions are timely and fully satisfied and performed the term "Effective Date" as used in this Sixth Amendment shall mean the close of business on May 8, 1995.

            A. Certified copies of the resolutions of the respective Boards of Directors of the Company and of each of the Guarantors, authorizing the execution, delivery and performance of this Sixth Amendment and any other document required under this Sixth Amendment to which such corporation is a party.

            B. Certificates signed by the respective Secretaries or an Assistant Secretary of the Company and of each of the Guarantors, certifying the name of the officer or officers authorized to sign this Sixth Amendment and any other document required under this Sixth Amendment to which such corporation is a party, together with a sample of the true signature of each such officer.

            C. Payment by the Company of the legal expenses and out of pocket expenses incurred by the Bank for special counsel in connection with the negotiation, preparation and closing of this Sixth Amendment and any other outstanding expenses for which the Bank is entitled to reimbursement by the Company pursuant to the Agreement.

            D. The Consent of each of the Guarantors in the forms attached to this Sixth Amendment as EXHIBIT "B-1" and EXHIBIT "B-2,"
                                             -------------     --------------
                  respectively.

            E. An opinion of counsel to the Company and the Guarantors, Messrs. Gallop, Johnson & Neuman, L.C. issued to the Bank as of the date of this Sixth Amendment, in form and substance the same as attached to this Sixth Amendment as EXHIBIT C.
                  ---------

            F. Payment by the Company to the Bank of the entire balance of the Revolving Loan , including all accrued, unpaid interest, fees and expenses. Upon receipt of such payment, the Bank shall return to the Company the original of the Revolving Note marked "Paid in full".

            G. Surrender and return to the Bank, and termination, of the Standby Letter of Credit, without any draft having been made thereon.

            H.    The Bank of America Letter of Credit.

            7.    RELEASE.  The Company and Guarantors for themselves and
                  -------
their respective legal representatives, successors, assigns (collectively, the "RELEASING PARTIES"), each as of the Effective Date RELEASES AND DISCHARGES the Bank and its respective officers, directors, agents, employees, attorneys, legal representatives, successors and assigns (collectively, the "RELEASED PARTIES") from any and all claims, demands, damages, and causes of action which any of the Releasing Parties has asserted or claimed or might now or hereafter assert or claim against any of the Released Parties, whether known or unknown, arising out of, related to, or in any way connected with any Prior Related Event (as such term is hereinafter defined). As used in this Sixth Amendment, the term "PRIOR RELATED EVENT" shall mean any act, omission, circumstance, agreement, loan, extension of credit, transaction, event, action or occurrence between or involving all or any of the Releasing Parties and all or any of the Released Parties, made, extended or occurring at any time or times prior to the Effective Date, and which was related to, based upon or in any manner connected with, directly or indirectly, any of the Obligations, the Credit Documents, or the transactions contemplated thereby or undertaken pursuant thereto or in connection therewith, including without limitation, without in any respect limiting the generality of the foregoing: (i) any action taken on or prior to the execution of this Sixth Amendment to obtain payment or performance of any of the Obligations, or to otherwise enforce or exercise any right or purported right of the Bank as a creditor of the Company or either of the Guarantors; and (ii) any refusal by the Bank to waive any default or noncompliance with any of the terms or requir Credit Documents.
The Bank's execution of this Sixth Amendment shall not constitute an acknowledgement or admission by any of the Released Parties of liability for any matter or precedent upon which liability may be asserted. The release granted by this Paragraph 7 is in addition to, and not in substitution or replacement of, the releases granted to the Bank and the other Released Parties in the Third Amendment, the Fourth Amendment and in the Fifth Amendment. The Company and the Guarantors, respectively, each acknowledge by their execution of this Sixth Amendment that the execution of this Sixth Amendment by the Bank is of substantial and continuing value and benefit to each of them, which value and benefit is of more than adequate consideration for the release granted by this Paragraph 7.

            8.    EFFECT OF SIXTH AMENDMENT.  Except as amended in this
                  -------------------------
Sixth Amendment, all of the terms and conditions of the Original Agreement shall continue unchanged and the Original Agreement, as amended by this Sixth Amendment, remains in full force and effect.

            9.    AMENDMENTS, ETC..  The Bank acknowledges its
                  ----------------
understanding that the Company has agreed with and covenanted to Foothill Capital Corporation that it will not further amend, supplement or modify the Agreement after the Effective Date without the prior written consent of Foothill Capital Corporation.

            IN WITNESS WHEREOF, the Company and the Bank, by their respective duly authorized officer, have executed this Sixth Amendment to Credit Agreement as of the date first written above.

                                K-V PHARMACEUTICAL COMPANY


                                By: /s/ Gerald R. Mitchell
                                   --------------------------------------------
                                    Gerald R. Mitchell, Vice-President, Finance
                                   --------------------------------------------


                                BANK ONE, INDIANAPOLIS,
                                NATIONAL ASSOCIATION


                                By: /s/ Richard L. Mott, V.P.
                                   --------------------------------------------
                                Printed: Richard L. Mott
                                        ---------------------------------------
                                Title: Vice President
                                      -----------------------------------------

            The undersigned hereby execute this Sixth Amendment to Credit Agreement ("Sixth Amendment") as of the 4th day of May, 1995, for the purpose of severally making the releases set forth in, and being fully bound by all of the terms of, Paragraph 7 of the Sixth Amendment.

                                PARTICLE DYNAMICS, INC.


                                By: /s/ Gerald R. Mitchell
                                   --------------------------------------------
                                    Gerald R. Mitchell, Vice-President
                                   --------------------------------------------



                                ETHEX CORPORATION


                                By: /s/ Gerald R. Mitchell
                                   --------------------------------------------
                                    Gerald R. Mitchell, Vice-President
                                   --------------------------------------------

                                 Exhibit A
                                 ---------

                        IRREVOCABLE LETTER OF CREDIT
                        ----------------------------


Bank One, Indianapolis,
National Association
111 Monument Circle, Suite 1801
Indianapolis, Indiana 46277-0188

Gentlemen:

            We hereby issue our irrevocable letter of credit number
                                                                    -------
in favor of Bank One, Indianapolis, National Association, 111 Monument Circle, Suite 1801 Indianapolis, Indiana 46277-0118 ("Beneficiary") for the account of K-V Pharmaceutical Company, 2503 South Hanley Road, St. Louis, Missouri 63144, up to an aggregate amount of Three Million Two Hundred Ninety Thousand Dollars ($3,290,000.00) available by Beneficiary's draft(s) at sight drawn on Bank of America National Savings and Trust and accompanied by a certificate in the form of Exhibit "A" which accompanies this letter of
                           -----------
credit ("Certificate") executed by any purported officer of Beneficiary.

            Each draft must (1) state that it is drawn under Bank of America
National Savings and Trust irrevocable letter of credit number          ,
                                                               ---------
(2) indicate the amount of the draw, (3) be signed by any purported officer of Beneficiary, and (4) be presented at our office at
                                                      ---------------------
not later than November 20, 1995.

            We hereby agree with you that drafts drawn under and in compliance with the terms of this irrevocable letter of credit will be duly honored upon presentation to Bank of America National Savings and Trust at the address stated above.

            This irrevocable letter of credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce Publication No. 500.

                                            BANK OF AMERICA NATIONAL SAVINGS
                                            AND TRUST


                                            By:
                                               -----------------------------
                                            Printed:
                                                    ------------------------
                                            Title:
                                                  --------------------------

            Exhibit "A" Accompanying Irrevocable Letter of Credit
            -----------------------------------------------------

TO:   Bank of America
      333 Beaudry Avenue
      Los Angeles, CA 90017

                                CERTIFICATE
                                -----------


            The undersigned, an authorized officer of Bank One, Indianapolis, National Association, the beneficiary ("Beneficiary") under irrevocable letter
of credit number                       issued for the account of K-V
                 ---------------------
Pharmaceutical Company, Inc. ("KV") by Bank of American National Savings and Trust ("Letter of Credit"), hereby certifies to Bank of America National Savings and Trust for and on behalf of Beneficiary that the amount presented in the draft accompanying this Certificate is owed to Beneficiary by KV to reimburse and pay Beneficiary for amounts advanced or otherwise paid by the Bank under, pursuant to or in connection with a draft or drafts or other demand for payment presented or made against the Irrevocable Direct-Pay Letter of Credit No. S-3608-G, originally dated November 10, 1989, and issued by Beneficiary to Mark Twain Bank, as Trustee, and any successor Trustee, for the account of KV ("Direct-Pay Letter of Credit Advance"), and to pay costs, fees and other expenses owed by KV to Beneficiary by virtue of such Direct Pay Letter of Credit Advance.


Date: --------------------                   BANK ONE, INDIANAPOLIS, NATIONAL
                                             ASSOCIATION


                                             By:
                                                -----------------------------
                                             Printed:
                                                     ------------------------
                                             Title:
                                                   --------------------------

                            CONSENT OF GUARANTOR

      The undersigned, being a Guarantor of the Obligations of K-V PHARMACEUTICAL COMPANY (the "Company") in favor of BANK ONE, INDIANAPOLIS, National Association (the "Bank") under that certain Credit Agreement between the Company and the Bank dated September 30, 1993, as amended by a First Amendment to Credit Agreement between the Company and the Bank dated June 28, 1994, but with effect as of April 1, 1994, and as further amended by a Second Amendment to Credit Agreement between the Company and the Bank, dated as of November 1, 1994, and as further amended by a Third Amendment to Credit Agreement between the Company and the Bank, dated as of November 14, 1994, and as further amended by a Fourth Amendment to Credit Agreement between the Company and the Bank, dated as of February 10, 1995, and as further amended by a Fifth Amendment to Credit Agreement between the Company and the Bank, dated as of April 21, 1995 (collectively, the "Original Agreement"), consents to the amendment of the Original Agreement by the Sixth Amendment being executed currently with execution of this Consent (the Original Agreement, as amended by the Sixth Amendment, is, collectively, the "Agreement") and to all of the transactions contemplated thereby. The undersigned Guarantor further agrees that the execution, delivery and the performance of the Sixth Amendment and the exhibits attached thereto shall not in any way affect, impair, discharge, relieve or release the obligations of the undersigned under its Guaranty Agreement dated September 30, 1993, which guaranty obligations are hereby ratified, confirmed and reaffirmed in all respects and shall continue in full force and effect, until all Obligations, as they may be further amended from time to time, are fully, finally and irrevocably paid and performed.

      The terms "Guarantor," "Obligations," "Sixth Amendment," and "Guaranty Agreement" are used in this Consent as such terms are defined in the Agreement.

      Dated:  As of May     , 1995.
                        ----

                                    ETHEX CORPORATION, a Missouri corporation


                                    By:
                                        -------------------------------------


                                          -----------------------------------
                                           (printed name and title)



                                    EXHIBIT B-1

                            CONSENT OF GUARANTOR


      The undersigned, being a Guarantor of the Obligations of K-V PHARMACEUTICAL COMPANY (the "Company") in favor of BANK ONE, INDIANAPOLIS, National Association (the "Bank") under that certain Credit Agreement between the Company and the Bank dated September 30, 1993, as amended by a First Amendment to Credit Agreement between the Company and the Bank dated June 28, 1994, but with effect as of April 1, 1994, and as further amended by a Second Amendment to Credit Agreement between the Company and the Bank, dated as of November 1, 1994, and as further amended by a Third Amendment to Credit Agreement between the Company and the Bank, dated as of November 14, 1994, and as further amended by a Fourth Amendment to Credit Agreement between the Company and the Bank, dated as of February 10, 1995, and as further amended by a Fifth Amendment to Credit Agreement between the Company and the Bank, dated as of April 21, 1995 (collectively, the "Original Agreement"), consents to the amendment of the Original Agreement by the Sixth Amendment being executed currently with execution of this Consent (the Original Agreement, as amended by the Sixth Amendment, is, collectively, the "Agreement") and to all of the transactions contemplated thereby. The undersigned Guarantor further agrees that the execution, delivery and the performance of the Sixth Amendment and the exhibits attached thereto shall not in any way affect, impair, discharge, relieve or release the obligations of the undersigned under its Guaranty Agreement dated September 30, 1993, which guaranty obligations are hereby ratified, confirmed and reaffirmed in all respects and shall continue in full force and effect, until all Obligations, as they may be further amended from time to time, are fully, finally and irrevocably paid and performed.

      The terms "Guarantor," "Obligations," "Sixth Amendment," and "Guaranty Agreement" are used in this Consent as such terms are defined in the Agreement.

      Dated:  As of May     , 1995.
                        ----

                                    PARTICLE DYNAMICS, INC., a New York
                                    corporation


                                    By:
                                        -------------------------------------


                                          -----------------------------------
                                           (printed name and title)



                                    EXHIBIT B-2

                                Exhibit C

                               May 4, 1995




Bank One, Indianapolis, N.A.
Bank One Center/Tower-Suite 1911
111 Monument Circle
Indianapolis, Indiana  46277

        RE: Sixth Amendment to Credit Agreement with K-V Pharmaceutical
            Company

Gentlemen and Ladies:

      We have acted as counsel to K-V PHARMACEUTICAL COMPANY, a Delaware corporation (the "Company"), PARTICLE DYNAMICS, INC., a New York corporation ("PDI") and ETHEX CORPORATION, a Missouri corporation ("ETHEX"), at their request, in connection with transactions related to a certain Sixth Amendment to Credit Agreement, dated as of May 4, 1995 (the "Sixth Amendment") by and among the Company, PDI, ETHEX and Bank One, Indianapolis, National Association (the "Bank"). This opinion is submitted at the request of the Company, PDI and ETHEX pursuant to Paragraph 6 of the Sixth Amendment.

      Except as otherwise provided herein, capitalized terms used in this opinion letter have the same meanings as defined in the Sixth Amendment.

      Our representation of the Company, PDI and ETHEX has been limited to certain items as to which we have been consulted and have devoted substantive attention.

      In rendering this opinion, we have reviewed and relied upon:

      (A)   The Sixth Amendment;

      (B) The Consents of each of the Guarantors in the forms attached to the Sixth Amendment as Exhibit B-1 and Exhibit B-2 (the "Guarantor Consents");

      (C) Certificate of Secretary of the Company regarding authorizing resolutions of the Board of Directors of the Company and officers' incumbency;

Bank One, Indianapolis, N.A.
Page 2

      (D) Certificate of Secretary of PDI regarding authorizing resolutions of the Board of Directors of PDI and officers' incumbency; and

      (E) Certificate of Secretary of ETHEX regarding authorizing resolutions of the Board of Directors of ETHEX and officers' incumbency.

      The Sixth Amendment and the Guarantor Consents are sometimes referred to herein collectively as the "Documents."

      We have also reviewed such other matters of law and fact as we have deemed appropriate in rendering the opinions expressed herein, including without limitation, certificates of good standing, or telephonic confirmations of good standing, of the Company, PDI and ETHEX in their respective states of organization and in the State of Missouri.

      In rendering the opinions set forth herein, we have assumed without undertaking to verify the same by independent investigation: (a) as to questions of fact (but not as to the legal sufficiency of such facts), the accuracy of all representations of the Company, PDI and ETHEX set forth in any document or certification delivered in connection with the execution of the Documents; (b) the conformity to original documents of all documents submitted to us as copies and the authenticity of such original documents and all documents submitted to us as originals; and (c) that each entity, association and/or person executing or delivering the Documents, other than the Company, PDI and ETHEX, has the capacity to do so and to perform all of its, their or his obligations thereunder.

      Whenever our opinion herein with respect to the existence or absence of facts is indicated to be based on our knowledge or awareness, it is intended to signify that no information has come to the attention of the present partners or associates of our firm who have devoted substantive attention to the transactions contemplated by the Sixth Amendment (including the member of our firm principally responsible for supervising the representation of the Company) which would give such persons actual current knowledge of the existence or absence of such facts. Except to the extent expressly set forth herein, however, we have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of the Company, PDI or ETHEX.

      We express no opinion with respect to title to any real property or personal property or the perfection or priority of any lien or security interest therein.

Bank One, Indianapolis, N.A.
Page 3

      Each of the opinions hereinafter expressed is subject to each of the following further qualifications:

            (i) We do not regard ourselves as experts in the laws of any jurisdiction other than the State of Missouri, and the opinions expressed by us herein are expressly limited thereto and to the General Corporation Law (Title 8) of the State of Delaware, or, where applicable, to federal law. We have also reviewed the text available to us of the business corporation statute of the State of New York; we do not, however, regard ourselves as experts in the laws of the State of New York. We express no opinion as to whether any provisions of the laws of any other jurisdiction might affect any opinion rendered by us.
      We note that the Documents recite (as to which we give no opinion) that they are governed by the laws of the State of Indiana. For purposes of this opinion, we have assumed, without inquiry, that the laws of the State of Indiana are the same as the laws of the State of Missouri in all pertinent respects. We also assume, as regards our opinions set forth herein relating to PDI, that the applicable laws of the State of New York are the same as the laws of the State of Missouri in all pertinent respects. We also express no opinion herein with respect to any law, rule or regulation related to: (a) the environment; (b) occupational health or safety; (c) the issuance, sale or transfer of securities; (d) federal or state taxation; or (e) matters within the jurisdiction of the Federal Food and Drug Administration.

            (ii) Our opinions are subject to the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium, and other laws relating to or affecting the rights of creditors generally.

            (iii) Our opinions are subject to the limitations imposed by general principles of equity upon the specific enforceability of any of the remedies, covenants or other provisions of the Documents and upon the availability of injunctive relief and other equitable remedies, and the application of principles of equity (regardless of whether enforcement is considered in proceedings in law or in equity) in regard to certain covenants and provisions of agreements where (a) the breach of such covenants or provisions imposes restrictions or burdens upon an obligor, including without limitation the acceleration of indebtedness due under the Documents, and it cannot be demonstrated that the enforcement of such restrictions or burdens is reasonably necessary for the protection of the obligee, or, (b) the obligee's enforcement of such covenants or provisions under the circumstances would violate the obligee's implied covenant of good faith and fair dealing, or would be commercially unreasonable.

Bank One, Indianapolis, N.A.
Page 4

            (iv) Any requirement in the Documents specifying that provisions of the Documents may only be waived in writing may not be enforced under Missouri law to the extent that an oral agreement is entered into modifying provisions of the Documents.

            (v) We express no opinion as to the enforceability of any provisions which purport to indemnify any person for gross negligence, reckless or intentional wrongs or which exculpate any person as to liability for wrongs committed to persons other than a party to the instrument purporting to create such exculpation or which exculpate a person for reckless or intentional wrongs.

            (vi) In addition to the foregoing specific issues, certain rights and remedies contained in the Documents may be rendered ineffective, or limited, by generally applicable laws or judicial decisions governing such provisions and the foregoing specific issues referred to in clauses (i) through (v) hereof; however, such generally applicable laws and judicial decisions do not in and of themselves, in our opinion, render the Documents invalid as a whole or preclude (A) the judicial enforcement of the obligations of the Company to repay the principal, together with the interest thereon, as provided in the Original Agreement, as amended; or
      (B) the judicial enforcement of the respective payment obligations of PDI and ETHEX under the Guaranty Agreements referred to in the Guarantor Consents, provided that the Bank shall have acted in good faith and with a reasonable degree of care in connection with the Bank's exercise of its rights under the Documents and its rights relating to the collateral securing the obligations of the Company, PDI and ETHEX under the Documents.

      Based upon the foregoing and subject to the limitations, exclusions and qualifications noted in this opinion letter, we are of the opinion that, as of the date hereof:


      1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware and is duly qualified as a foreign corporation and in good standing under the laws of the State of Missouri.

      2. The execution and delivery of the Sixth Amendment are within the corporate power of the Company and have been duly authorized by all necessary corporate action of the Company.

      3. The Sixth Amendment has been duly executed and delivered by the Company and constitutes the legal, valid and binding

Bank One, Indianapolis, N.A.
Page 5

obligations of the Company, enforceable against the Company in accordance with its terms.

      4. PDI is a corporation validly existing and in good standing under the laws of the State of New York and is duly qualified as a foreign corporation and in good standing under the laws of the State of Missouri.

      5. The execution and delivery of the Guarantor Consent and the Sixth Amendment by PDI are within the corporate power of PDI and have been duly authorized by all necessary corporate action of PDI.

      6. The Guarantor Consent to be executed by PDI and the Sixth Amendment have been duly executed and delivered by PDI and constitute the legal, valid and binding obligations of PDI, enforceable against PDI in accordance with their respective terms.

      7. ETHEX is a corporation validly existing and in good standing under the laws of the State of Missouri.

      8. The execution and delivery of the Guarantor Consent and the Sixth Amendment by ETHEX are within the corporate power of ETHEX and have been duly authorized by all necessary corporate action of ETHEX.

      9. The Guarantor Consent to be executed by ETHEX and the Sixth Amendment have been duly executed and delivered by ETHEX and constitute the legal, valid and binding obligations of ETHEX, enforceable against ETHEX in accordance with their respective terms.

      This opinion letter is limited to the matters set forth herein. This opinion speaks as of the date hereof and we assume no obligation to advise Bank of any changes in the foregoing.

      This opinion letter has been prepared solely in connection with the execution and delivery of the Documents and may not otherwise be quoted or published or be relied upon by anyone other than Bank or for any other purpose unrelated to transactions under the Documents.

                                   Very truly yours,



                                   GALLOP, JOHNSON & NEUMAN, L.C.